EXHIBIT 4.7

SIXTH AMENDMENT, CONSENT AND WAIVER

This SIXTH AMENDMENT, CONSENT AND WAIVER ("Consent"), dated as of December 11, 2008 (the "Effective Date"), is by and among BWX Technologies, Inc. (the "Borrower"), Babcock & Wilcox Technical Services Group, Inc. (formerly known as BWXT Services, Inc.), BWXT Federal Services, Inc. and Babcock & Wilcox Nuclear Operations Group, Inc. (the "Guarantors"), the lenders from time to time party to the Credit Agreement described below (the "Lenders"), and Calyon New York Branch (formerly known as Credit Lyonnais, New York Branch), as administrative agent for the Lenders (the "Administrative Agent").

INTRODUCTION

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of December 9, 2003 as amended by First Amendment to Revolving Credit Agreement dated as of March 18, 2005, the Second Amendment to Revolving Credit Agreement dated as of November 7, 2005, the Third Amendment to Revolving Credit Agreement dated as of December 22, 2006, the Fourth Amendment to Revolving Credit Agreement dated as of March 29, 2007 and the Fifth Amendment dated as of October 29, 2007 (the "Credit Agreement");

WHEREAS, Section 6.17 of the Credit Agreement currently prohibits the Borrower or any of its Subsidiaries from making any Acquisition in a transaction or series of transactions if the aggregate amount of the consideration paid in respect of such Acquisition together with the aggregate amount of all liabilities assumed in respect of such Acquisition, when taken together with all other such amounts paid or assumed with respect to Acquisitions during the twelve-month period ended on the date of such proposed Acquisition, would exceed $75,000,000 (or, if applicable, the Foreign Currency Equivalent thereof, measured for any Acquisition using the Exchange Rate in effect at the time of such Acquisition);

WHEREAS, the Borrower intends to indirectly acquire all of the outstanding Capital Stock of NFS Holdings, Inc. and its Subsidiaries for an aggregate cash consideration of no more than $175,000,000 (the "NFS Acquisition");

WHEREAS, the Agent and the Lenders desire to permit the NFS Acquisition and make certain amendments to the Credit Agreement described herein, in each case subject to the terms of this Consent;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Definitions.  Unless otherwise defined in this Consent, each term used in this Consent that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

 HOUSTON\2235223.5

Section 2. Consent.

(a) The Agent and the Lenders hereby (1) consent to the NFS Acquisition, (2) agree that the NFS Acquisition shall not constitute a Default or Event of Default as a result of a violation of Section 6.17(e) of the Credit Agreement and (3) agree that the aggregate cash consideration paid in connection with the NFS Acquisition shall not be included for purposes of determining future compliance with Section 6.17(e) of the Credit Agreement; provided that (x) all of the other requirements of Section 6.17 will be satisfied upon the consummation of the NFS Acquisition and (y) the NFS Acquisition is consummated on or prior to December 31, 2008, or if Nuclear Regulatory Commission approval has not been received by December 31, 2008, March 31, 2009.

(b) The express consent set forth in this Section 2 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents, unless expressly provided so herein.  This Consent applies to the NFS Acquisition only, and all other Acquisitions will continue to be subject to the terms set forth in Section 6.17.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Credit Document.

Section 3. Amendment.  The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

"Consolidated EBITDA" means, for any period of determination, (a) Consolidated Net Income for such period of determination plus (b) to the extent deducted in determining Consolidated Net Income, Consolidated Interest Expense, charges against income for foreign, federal, state, and local taxes, and depreciation and amortization expense for such period minus (c) extraordinary gains for such period minus (d) any gain realized upon the sale or other disposition of any assets of the Borrower or any of its Subsidiaries for such period (other than sales of inventory in the ordinary course of business of the Borrower or such Subsidiary) plus (e) any non-cash allocation of qualified pension plan expense by McDermott for such period plus (f) for the purposes of calculating the Fixed Charge Coverage Ratio only, any operating losses incurred by NFS Holdings, Inc. and its Subsidiaries prior to the Borrower's acquisition thereof, all as determined on a consolidated basis in accordance with GAAP; provided that, "Consolidated EBITDA" shall be (i) reduced to the extent that Consolidated Net Income for such period includes net income attributable to Joint Ventures during such period in excess of the actual distributions received from such Joint Ventures during such period, and (ii) increased to the extent that actual cash distributions are received from such Joint Ventures during such period in excess of the portion of Consolidated Net Income which is attributable to such Joint Ventures during such period.

 --

Conditions to Effectiveness.  This Consent shall become effective as of the Effective Date when the Agent shall have received counterparts hereof duly executed by the Borrower, the Agent and the Required Lenders.

Section 4. Representations and Warranties.  Each Credit Party jointly and severally represents and warrants as follows:

(a) the execution, delivery, and performance of this Consent are within the corporate power and authority of the Credit Parties and have been duly authorized by appropriate proceedings;

(b) this Consent constitutes legal, valid, and binding obligations of the Credit Parties enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

(c) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date; and

(d) after giving effect to this Consent, no event has occurred and is continuing which constitutes an Event of Default or that with the passage of time would constitute an Event of Default.

Section 5. Ratification. Except to the extent modified by this Consent, the Credit Agreement and all other Credit Documents executed in connection therewith to which the Borrower or any other Credit Party is a party shall remain in full force and effect, and all rights and powers created thereby or thereunder are in all respects ratified and confirmed.  The Borrower and the Credit Parties agree that all obligations of the Borrower and each other Credit Party under the Credit Agreement as modified by this Consent and all other Credit Documents to which the Borrower or any other Credit Party is a party are hereby reaffirmed and renewed.

Section 6. Governing Law.  This Consent shall be governed by and interpreted in accordance with the laws of the State of New York.

Section 7. Counterparts.  This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Consent by facsimile shall be effective as delivery of an original executed counterpart of this Consent.

 --

Executed as of the date first written above.

BORROWER:

BWX TECHNOLOGIES, INC.

By:
James C. Lewis

Vice President and Treasurer

 --

CALYON NEW YORK BRANCH (formerly known as Credit Lyonnais, New York Branch), as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

 --

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

 --

WELLS FARGO BANK, N.A., as a Lender

By:
Name:
Title:

 --

ALLIED IRISH BANKS, PLC, as a Lender

By:
Name:
Title:

 --

COMPASS BANK, as a Lender

By:
Name:
Title:

 --

AMEGY BANK N.A., as a Lender

By:
Name:
Title:

 --

ACKNOWLEDGMENT AND CONSENT

To induce the Administrative Agent and the Lenders to execute the foregoing Consent and Waiver, the undersigned Credit Party hereby (a) consents to the execution, delivery and performance of such Consent and Waiver, (b) agrees that (1) neither any Credit Document executed by it nor any obligation of any of the undersigned nor any right or remedy of the Administrative Agent or any Lender with respect to any undersigned Credit Party is released or impaired by such Consent and Waiver, and (2) this acknowledgment and consent shall not be construed as requiring the consent or agreement of any undersigned Credit Party in any circumstance, and (c) ratifies and confirms all provisions of the Credit Documents executed by it.

GUARANTORS:

BABCOCK & WILCOX TECHNICAL SERVICES GROUP, INC.

By:
James C. Lewis

Treasurer

BWXT FEDERAL SERVICES, INC.

By:
James C. Lewis

Treasurer

BABCOCK & WILCOX NUCLEAR OPERATIONS GROUP, INC.

By:
James C. Lewis

Treasurer

 --